UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

Amendment No.  3 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ONLINE SECRETARY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 (Primary Standard Industrial Classification Number)	46-0912423 (IRS Employer Identification Number)

112 North Curry Street

Carson City, Nevada 89703

Telephone No.:  (775) 321-8234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Vijay Joshi

President

Online Secretary, Inc.

112 North Curry Street

Carson City, Nevada 89703

Telephone No.:  (775) 321-8234

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)

Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	5,000,000	$0.025	$125,000	$17.05

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on paragraph 457 (o), pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933.

(3) The Offering will be valid for 90 days after this registration statement becomes effective, unless extended for 90 extra days, at the discretion of the Company.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

[2]

ONLINE SECRETARY, INC.

5,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Online Secretary, Inc.  (“OLS”) and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.025 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  OLS’s president and sole director will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude within 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country. We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Joshi will remain as the company’s CEO.

The date of this prospectus is May 09, 2013 .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Online Secretary is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company. There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An emerging growth company could be capable of taking advantage of several exceptions. See page 09 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.025	$0.00	$0.025
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	2,500,000	$62,500	$0.00	$62,500
Maximum	5,000,000	$125,000	$0.00	$125,000

[3]

[4]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[5]

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus, before investing in our common stock.

ONLINE SECRETARY, INC.

Online Secretary, Inc. (“OLS, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on August 31, 2012 and established September 30th as its fiscal year end. We are a development-stage company that intends to provide online secretarial services through our to-be-developed website. We plan on providing services to our clients such as: booking appointments, scheduling meetings, typing services, phone calls, text messages and or email reminders and confirming appointments. We also intend to provide live-person call service centers for personal and business use.

If a person needs to cancel or decline an appointment or invitation but wants to save time or avoid conversations, they can get our secretaries to make the call for them. This service will be available for personal or business use.

We plan on generating revenue through monthly subscription fees. We expect to charge depending on the number of services needed. Our planned services packages and the expected costs would be:

[6]

	General Secretarial Services (GSS)	Secretarial Services Plus (SSP)	Business Secretarial Services (BSS)
EXPECTED COST	$34.99/mo	$44.99/mo	$54.99/mo
Email and text messages correspondence	X	X	X
Phone calls	X	X	X
Phone call wake up services	X	X	X
Online data backup		X	X
Typing services via phone call			X
Online data organization			X

As of the date of this prospectus, we have not yet developed our systems and services. Furthermore, we have no client, we have not yet contacted any possible developer and we have not yet implemented our business model and we have generated no revenues.

OLS has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

OLS believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC and implement our Plan of Operations. We expect to start generating revenues only after the successful implementation of our plan of operations.

We intend to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but it would most likely not be possible. The Company will retain all the proceeds from this offering, regardless of the amount.

The tables below show our estimated use of funds of our plan of operations in the 25%, 50%, 75% and 100% sales scenarios (for more information, see our plan of operations on page 40):

25% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$ 31,250
EXPENSES RELATED TO THIS OFFERING	$ 7,765.00
EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE	$ 15,900.00
NET PROCEEDS FROM THIS OFFERING	$ 7,585.00
EQUIPMENT AND SOFTWARE PURCHASE	$ 2,275.50
HIRE THIRD PARTY TECHNICIANS, WEB DEVELOPERS AND/OR ENGINEERS TO DEVELOP OUR SYSTEMS	$ 2,654.75
TESTS	$ 606.80
MARKETING	$ 1,905.25
OFFICE SUPPLIES, STATIONERY, TELEPHONE, INTERNET	$ 151.70

[7]

50% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$ 62,500
EXPENSES RELATED TO THIS OFFERING	$ 7,765.00
EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE	$ 15,900.00
NET PROCEEDS FROM THIS OFFERING	$ 38,835.00
EQUIPMENT AND SOFTWARE PURCHASE	$ 11,650.50
HIRE THIRD PARTY TECHNICIANS, WEB DEVELOPERS AND/OR ENGINEERS TO DEVELOP OUR SYSTEMS	$ 13,592.25
TESTS	$ 3,106.80
MARKETING	$ 9,708.75
OFFICE SUPPLIES, STATIONERY, TELEPHONE, INTERNET	$ 776.70

75% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$ 93,750
EXPENSES RELATED TO THIS OFFERING	$ 7,765.00
EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE	$ 15,900.00
NET PROCEEDS FROM THIS OFFERING	$ 70,085.00
EQUIPMENT AND SOFTWARE PURCHASE	$ 21,025.50
HIRE THIRD PARTY TECHNICIANS, WEB DEVELOPERS AND/OR ENGINEERS TO DEVELOP OUR SYSTEMS	$ 24,529.75
TESTS	$ 5,606.80
MARKETING	$ 17,521.25
OFFICE SUPPLIES, STATIONERY, TELEPHONE, INTERNET	$ 1,401.70

100% of shares sold:

GROSS PROCEEDS FROM THIS OFFERING	$ 125,000
EXPENSES RELATED TO THIS OFFERING	$ 7,765.00
EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE	$ 15,900.00
NET PROCEEDS FROM THIS OFFERING	$ 101,335.00
EQUIPMENT AND SOFTWARE PURCHASE	$ 30,400.50
HIRE THIRD PARTY TECHNICIANS, WEB DEVELOPERS AND/OR ENGINEERS TO DEVELOP OUR SYSTEMS	$ 35,467.25
TESTS	$ 8,106.80
MARKETING	$ 25,333.75
OFFICE SUPPLIES, STATIONERY, TELEPHONE, INTERNET	$ 2,026.70

We intend to use part of the proceeds to keep our status current with the SEC. OLS will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date.

Our plan of operations is estimated based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,765 and less expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $15,900). For more details; see our Use of Proceeds table on page 19.

[8]

Our officer and director has committed to advancing up to $20,000 for the next twelve months to cover costs to maintain our reporting status current with the SEC as the expenses are incurred and if limited or no funds are available to the Company, regardless of the amount raised through this offering. There is no contract in place or written agreement with Mr. Joshi; the funds expressed in this president’s verbal commitment, would be in the form of a non-secured loan with no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company will have to try and seek for additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company. Failure to raise funds will require the Company to cease operations.

Due to the nature of our services, we believe that we can offer our services throughout the USA.

Because our sole officer and director reside in India, the negotiations with American individuals and companies will mainly be dealt via telephone and internet. After we are able to successfully implement our Plan of Operations and start generating enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Joshi will remain as the company’s CEO.

We have shared office services located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8234 and our fax number is (775) 546-6224. The Company does not own or rent any property.

OLS had raised $12,500 through the sale of its common stock to our sole officer and director as of March 31, 2013, the end of the most recent quarter end. The Company has $109 of cash on hand in the corporate trust account and liabilities of $1,529, represented by expenses accrued during its start-up (described as incorporation costs) and loan from related party.

The Company’s sole officer and director, Mr. Joshi, owns 100% of the outstanding shares and will own 71.4% after this offering is completed, if all the offered shares are sold.

The Company intends to sell shares in India and the United States.  The Company has not identified the specific states in which it will sell shares.  However, the Company will comply with all securities laws in those states in which it sells shares.

OLS is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

There will be illiquidity of any future trading market until the company is no longer considered a shell company. Future investors will have limited ability to resell their shares through registering their transactions under the Securities Act, due to the fact that they would have to meet the conditions of section 4(1) of the Securities Act and restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

[9]

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor for that matter.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

•

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

•

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002

[10]

(generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

•

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The Offering

This prospectus covers the offering of 5,000,000 shares of Online Secretary’s Common Stock. The offering price is $0.025 per share. Officers, Directors or significant investors own none of the shares being offered. Our sole Officer and Director presently owns 12,500,000 shares of the company. None of these shares owned by our sole officer and director is being offered for sale herein.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of OLS common stock.  We can offer no assurance that an active trading market will ever develop for our common stock. The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement.

[11]

Common Stock, par value $0.001, being offered by the Company	5,000,000 shares
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.025.
Common Stock to be outstandingbefore the offering	12,500,000 common shares are currently issued and outstanding.
Common Stock to be outstandingafter this offering	17,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.025. Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

We estimate that the net proceeds from the sale of shares of our common stock that we are selling in this offering will be approximately $125,000. We expect to use the net proceeds that we receive from this offering for (i) expenses related to this offering; estimated at $7,765 (ii) maintain our annual report status, estimated at $ 15,900 (iii) purchase equipment and software, estimated at $30,400.50, (iv) hire third party technicians estimated to be $35,467.25; (v) elaborate tests, estimated at $8,106.80; (vi) marketing campaign, estimated at $25,333.75; (vii) and administrative expenses estimated to cost $2,026.70.

Termination of the offering

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. OLS may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. OLS has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary Consolidated Financial Data

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet Data	As of March 31, 2013
Total Assets:	$ 4,269
Total Liabilities:	$ 1,529
Shareholder’s Equity:	$ 2,740

Statement of Operations Data	August 31, 2012 (inception date) through March 31, 2013
Revenue:	$ 0.00
Net Loss:	($9,760)
Net Loss Per Share:	$ 0.00

[12]

As shown in the financial statements accompanying this prospectus, OLS has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of its common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making a decision to invest in our common stock. Our business, operating results, financial condition or prospects could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, operating results, financial performance or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus before making a decision to invest in our common stock.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION AND ALTHOUGH OUR SOLE OFFICER HAS AGREED TO LOAN MONEY TO US, WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES SINCE WE DO NOT HAVE ADEQUATE CAPITAL AND MAY HAVE TO SUSPEND OR CEASE OUR ACTIVITY

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Despite the fact our sole officer is willing to commit to loan or advance capital to us, his resources are limited. With his assistance, absent of any other source of capital, we could manage to finance no more than 12 months of our present operating expenses. If we do not raise additional capital through the issuance of common shares, we believe we will be unable to proceed with our business plan. In the event we are unable to raise additional capital we may have to cease operations and go out of business.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the company will have costs related to (i) this offering, (ii) maintaining our report status, (iii) purchase of equipment and software, (iv) hiring third party services, (v) tests, (vi) marketing and (vii) administrative expenses.

[13]

There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DON'T RAISE ENOUGH CAPITAL TO RUN OUR BUSINESS, WE WILL HAVE TO DELAY THE ACCOMPLISHMENT OF OUR BUSINESS ACTIVITIES OR GO OUT OF BUSINESS, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

There is no assurance that can be given that the Company should gain access to capital markets or obtain acceptable financing to continue operations for twelve months. If we are not successful in providing additional financing to sustain operations it may have adverse effect upon the results of its operations and upon its financial conditions. You may be investing in a company that may not have the funds necessary to conduct any business due to our inability to raise additional capital. If that occurs we will have to delay or cease our business activities and go out of business which will result in the loss of your investment.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 75,000,000 authorized shares, of which only 12,500,000 are currently issued and outstanding and only 17,500,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WITHOUT A PUBLIC MARKET THERE IS NO LIQUIDITY FOR OUR SHARES AND OUR SHAREHOLDERS MAY NEVER BE ABLE TO SELL THEIR SHARES WHICH WOULD RESULT IN A TOTAL LOSS OF THEIR INVESTMENT

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market

[14]

place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel and,

●	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it could take us between twelve to eighteen weeks to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

BECAUSE OUR SOLE OFFICER AND DIRECTOR, MR. JOSHI OWNS 100% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY HIM ARE INCONSISTENT WITH THE BEST INTEREST OF OTHER STOCKHOLDERS

Vijay Joshi, our sole officer and Director, owns 100% of the outstanding shares and will own 71.4% after this offering is completed. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Joshi may be different from the interests of the other stockholders.

BECAUSE OUR COMPANY IS A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES

OLS is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company. Future investors will have limited ability to resell their shares through registering their transactions under the Securities Act, due to the fact that they would have to meet the conditions of section 4(1) of the Securities Act and restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

[15]

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

OUR OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR BUSINESS ACTIVITY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND BUSINESS FAILINGS

Our President is currently devoting about 15 hours per week to our business. Nevertheless, as a consequence of the limited devotion of time to the affairs of the Company expected from management, our business may suffer. Additionally, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

THE COMPANY’S SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES.

Mr. Joshi, our sole officer and director, is not an American citizen. He currently lives in the city of Gurgaon, State of Haryana, India and has other outside business ventures in this country. He is currently devoting about 15 hours per week to the Company’s affairs.

Mr. Joshi intends to adjust his timetable to devote more time to the Company’s business, but he may not be able to do so. If  his personal presence in the United States is required, there are numerous factors to be considered, such as: geographical, financial, personal matters, etc. Therefore, it may be difficult for Mr. Joshi to be available at the necessary time. This may lead to delays, uncomfortable situations and lack of investors’ trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business.

SINCE OUR SOLE OFFICER AND DIRECTOR RESIDES IN THE CITY OF GURGAON, STATE OF HARYANA, INDIA, SHAREHOLDERS MAY HAVE DIFFICULTIES ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS.

Even though we are a Nevada corporation, our President resides is in the city of Gurgaon, State of Haryana, India. His ability to travel to the United States depends on certain factors, such as: availability of time, resources, a valid passport and visa. Although it may be difficult to obtain in personam jurisdiction, our sole officer and director is still subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors of US entities.

However, there will be no assurance that the President would be able to attend any event in person for a timely matter or at all. Therefore, an investor could not be able to affect service of process on the CEO in the U.S., or judgments under the federal securities laws against the CEO. Further, Indian courts would not recognize or enforce U.S. judgments.

BECAUSE OUR OFFICER AND DIRECTOR DOES NOT HAVE TECHNICAL TRAINING OR EXPERIENCE WITH STARTING, AND OPERATING A SECRETARIAL SERVICE COMPANY NOR WITH MANAGING A PUBLIC COMPANY, MAYBE WE WILL HAVE TO HIRE QUALIFIED PERSONNEL TO FULFILL THESE FUNCTIONS. IF WE LACK FUNDS TO RETAIN SUCH PERSONNEL, OR CANNOT LOCATE QUALIFIED PERSONNEL, WE MAY HAVE TO SUSPEND OR CEASE EXPLORATION ACTIVITY OR CEASE OPERATIONS WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

[16]

Our sole officer and director has considerable experience in financing and managing private companies. However, he does not have experience starting and operating a secretarial service company. As a result his decisions and choices may not take into account, the use of standard services companies. Consequently our ultimate financial success could suffer irreparable harm due to certain of lack of experience. Additionally, our officer and director has no direct training or experience in managing and fulfilling the regulatory reporting obligations of a public company. We will have to hire professionals to undertake these filing requirements for Online Secretary and this will increase the overall cost of operations. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

WE HAVE NOT YET DEVELOPED OUR SERVICES, THERE IS NO GUARANTEES THAT WE’LL BE ABLE TO DEVELOP OUR SERVICES

The development of our business is dependent on the successful development of our services and our capability to attract clients. In order to develop our services, we would need to raise enough funds, and even if we have the required funds, there is no guarantee that we’d be able to successfully develop our services. If we cannot develop our services and/or attract clients, our business will fail.

BECAUSE WE HAVE NOT STARTED OUR BUSINESS, WE DO NOT KNOW IF OUR SERVICES WILL BE ACCEPTED

The success of our business depends on public acceptance. We do not know if our services will be accepted by business persons and/or by the general public. If we cannot attract clients, our business will fail.

WE HAVE LIMITED RESOURCES FOR MARKETING AND PROMOTING OUR SERVICES AND WE MAY NOT BE ABLE TO DEVELOP A DIRECT SALES AND MARKETING FORCE THAT CAN MEET OUR CUSTOMER NEEDS

We have limited marketing and promotion experience. Our future sales will depend in large part on our ability to develop and expand the Company’s services in the market. We may not be able to attract and retain personnel or be able to build an efficient and effective sales and marketing force, which could negatively impact sales of our services, and reduce our revenues and profitability.

COMPANY’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

[17]

The company’s growth strategy is substantially dependent upon its ability to market its services successfully to prospective clients. However, its services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

RISKS ASSOCIATED WITH OUR BUSINESS MODEL

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our services; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

ANY PROLONGED BUSINESS INTERRUPTION AT OUR SERVICES COULD HARM OUR EARNINGS AND NEGATIVELY AFFECT OUR BUSINESS

Our services are intended to be available in the United States and our sole officer and director currently lives in India. An interruption in our services as a result of equipment failure or personal difficulties in his resident country could result in reducing our sales and earnings for the current and following periods, thereafter. Any significant delay in our services could lead to increased returns or cancellations and cause us to lose future sales.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

Because we are a brand-new company with new services and we have not conducted advertising, there is little or no recognition of our name. There are a wide range of secretarial services that offer similar assistance. If we are unable to demonstrate clearly our practical services and cost effective benefits, we may be unable to attract enough clients.

IF THERE ARE EVENTS OR CIRCUMSTANCES AFFECTING THE RELIABILITY AND SECURITY OF THE INTERNET, ACCESS TO OUR SITE AND/OR THE ABILITY TO SAFEGUARD CONFIDENTIAL INFORMATION COULD BE IMPAIRED CAUSING A NEGATIVE EFFECT ON THE FINANCIAL RESULTS OF OUR BUSINESS OPERATIONS

[18]

Despite the implementation of security measures, our website infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25% ($31,250), 50% ($62,500), 75% ($93,750) and 100% ($125,000), respectively, of the securities offered for sale by the Company.

The Company currently has the following plans for the use of the net proceeds that we may receive from this offering. Offering scenarios are shown for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 31,250	$ 62,500	$ 93,750	$ 125,000

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00	$ 2,000.00	$ 2,000.00	$ 2,000.00
Auditing	$ 4,000.00	$ 4,000.00	$ 4,000.00	$ 4,000.00
EDGAR services	$ 750.00	$ 750.00	$ 750.00	$ 750.00
Transfer Agent and printing	$ 1,000.00	$ 1,000.00	$ 1,000.00	$ 1,000.00
SEC Registration Fee	$ 15.00	$ 15.00	$ 15.00	$ 15.00
TOTAL	$ 7,765.00	$ 7,765.00	$ 7,765.00	$ 7,765.00

EXPENSES TO MAINTAIN OUR REPORT STATUSFOR 12 MONTHS AFTER EFFECTIVE DATE
Auditing/reviews	$ 12,000.00	$ 12,000.00	$ 12,000.00	$ 12,000.00
EDGAR services	$ 1,400.00	$ 1,400.00	$ 1,400.00	$ 1,400.00
XBRL expenses	$ 2,500.00	$ 2,500.00	$ 2,500.00	$ 2,500.00
TOTAL	$ 15,900.00	$ 15,900.00	$ 15,900.00	$ 15,900.00

NET PROCEEDS FROM THIS OFFERING	$ 7,585.00	$ 38,835.00	$ 70,085.00	$ 101,335.00

Equipment and software purchase	$ 2,275.50	$ 11,650.50	$ 21,025.50	$ 30,400.50

Hire third party technicians, web developers and/or engineers to develop our systems	$ 2,654.75	$ 13,592.25	$ 24,529.75	$ 35,467.25

Tests	$ 606.80	$ 3,106.80	$ 5,606.80	$ 8,106.80

Marketing	$ 1,905.25	$ 9,708.75	$ 17,521.25	$ 25,333.75

Office supplies, Stationery, Telephone, Internet	$ 151.70	$ 776.70	$ 1,401.70	$ 2,026.70

[19]

The actual costs may differ from our estimated figures. For our expected timeline for completion of our Plan of Operation, see page 40.

The proceeds received from this offering will not be used, fully or in part, to pay salary or make any other payment to the Company’s sole officer and Director, Mr. Joshi.

Our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $7,765 above.

The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $136.40 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00013640 ($125,000 x .00013640 = $17.05).

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The above expenditures are defined as follows:

▪

Offering Expenses:  Fees paid to our attorney and independent auditors for preparation and filing of SEC documents, and other State and Federal documents. Also, fees paid to EDGAR services for filing documents at SEC and fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and SEC registration fee described above.

•

Expenses to maintain our reporting obligations: we expect to spend $12,000 with annual auditor’s fees. We expect to have annual costs related to EDGARization of $1,400 and $2,500 for the annual XBRL mapping fee.

[20]

For more detailed description of the expenditures described before, please refer to “Plan of Operation” on page 40.

There is no assurance that we will be able to raise the entire amount of this Offering.  The following chart details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering:

If less than 100% of this Offering is sold, the Company will have to reduce its development plans. In order to try to guarantee the success of the development of our business operation, in this situation we will prioritize investments which can show to more investors the viability of the Company. Therefore, we will allocate the majority of the funds raised in hiring third party technicians and acquisition of equipment and software, letting investments in marketing in second plan and lowering tests expenditures.

The Company would prioritize its expenditures in the following order regardless of the amount raised.

1.

Acquire software and equipment with an objective to initiate our business

2.

Hire third party, web developers and technicians, to create a system and website to manage accurately all the schedules and clients tasks

3.

Elaborate tests

4.

Marketing with an objective to publicize the new brand and services

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by OLS and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on August 31, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

[21]

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholders	$125,000
Net tangible book value per share after offering	$0.0069
Increase to present stockholders in net tangible book value per share after offering	$0.0066
Capital contributions	$125,000
Number of shares outstanding before the offering	12,500,000
Number of shares after offering held by existing stockholders	12,500,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.018
Capital contributions	$125,000
Percentage of capital contributions	90.9%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.020
Capital contributions	$93,750
Percentage of capital contributions	88.2%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.021
Capital contributions	$62,500
Percentage of capital contributions	83.3%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.023
Capital contributions	$31,250
Percentage of capital contributions	71.4%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

OLS is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by OLS. All of these shares will be issued to business associates, friends, and family of the management of the Company. Our president will personally contact prospected buyers via phone, fax and/or email.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

[22]

12,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for possible sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

OLS will receive all proceeds from the sale of the shares. The price per share is fixed at $0.025. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 for the duration of this offering.

The offering will conclude within 90 days after this registration statement becomes effective with the Securities and Exchange Commission. OLS may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The Company intends to sell shares in India and the United States.  The Company has not identified the specific states in which it will sell shares.  However, the Company will comply with all securities laws in those states in which it sells shares.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  OLS will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

[23]

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

OLS will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES

We have 12,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of Online Secretary, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

[24]

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 71.4% of our outstanding shares.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.025 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective and will continue for a period of 90 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 5,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

[25]

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, OLS will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by PLS CPA, located at 4725 Mercury Street #210, San Diego, California 92111 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer PLLC, located at 1629 K Street, NW Suite 300, Washington, DC 20006, our independent legal counsel, has provided an opinion on the validity of our common stock.

[26]

DESCRIPTION OF BUSINESS

Overview

On August 31, 2012, Mr. Joshi, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of September 30. The objective of this corporation is to provide online secretarial services through our developing website.

We plan on providing services to our clients such as: booking appointments, scheduling meetings, typing services, phone calls, text messages and or email reminders and confirming appointments. We also intend to provide live-person call service centers for personal and business use.

If a person needs to cancel or decline an appointment or invitation but wants to save time or avoid conversations, they can get our secretaries to make the call for them. This service will be available for personal or business use.

As of the date of this prospectus, we have not yet contacted any possible client or developer. Furthermore, we have not yet developed our systems and services. The Company has not yet implemented its business model and to date has generated no revenues.

OLS has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8234 and our fax number is (775) 546-6224. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

Our officer and director has committed to advancing up to $20,000 for the next twelve months to cover costs to maintain our reporting status current with the SEC as the expenses are incurred and if limited or no funds are available to the Company, regardless of the amount raised through this offering. There is no contract in place or written agreement with Mr. Joshi; the funds expressed in this president’s verbal commitment, would be in the form of a non-secured loan with no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company will have to try and seek for additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company. Failure to raise funds will require the Company to cease operations.

Market Opportunity

The Company believes that secretarial services are very important for personal and business use and will be an effective tool for better efficiency, organization, scheduling and time-consuming tasks, such as phone calls, typing, scheduling, etc.

Business people already use secretaries, but we believe that regular people with busy lives can also benefit from this type of service. We plan to offer our services for affordable prices and we believe

[27]

we could be able to explore this existing market for the business sector and the unexplored market for regular daily personal use.

Description of our business

Online Secretary, Inc. is a development-stage Company that intends to provide online secretarial services through our to-be-developed website. We plan on providing services to our clients such as: booking appointments, scheduling meetings, typing services, phone calls, text messages and or emails reminders and confirming appointments. We also intend to provide live-person call service centers for personal and business use.

If a person needs to cancel or decline an appointment or invitation but wants to save time or avoid conversations, they can get our secretaries to make the call for them. This service will be available for personal or business use.

We plan on generating revenue through monthly subscriptions fees. We expect to charge depending on the number of services needed. Our planned services packages, description and the expected cost would be:

	General Secretarial Services (GSS)	Secretarial Services Plus (SSP)	Business Secretarial Services (BSS)
EXPECTED COST	$34.99/mo	$44.99/mo	$54.99/mo
Email and text messages correspondence	X	X	X

We plan to provide all the secretarial services via email and text messages. We intend to receive messages and/or emails from our clients with their schedule and we will remind them of their appointments and meeting via email and text messages.

Phone calls	X	X	X	If the client prefers to talk to one of our secretaries and book/confirm or be reminded via phone call, we plan to offer this service. We plan on using Skype to lower our operating costs.
Phone call wake up services	X	X	X	If our client needs to be awake at a certain time, we would give them a wake up call.
Online data backup		X	X

We intend to provide online backup services. We need to figure out how much space would be available for our clients depending on the cost. We still need to research and find a suitable third party company that would offer us this service, or purchase the adequate equipment. We would set a space limit based on Gigabytes (GB). Any additional space needed would be charged per additional GB used. We will not able to estimate these costs until we have fully developed our systems.

Typing services via phone call			X

We plan on offering up to 10 hours a month of typing services. The client would call us via skype and we could take dictation for them. Any additional time would be charged on a pay-per-use basis. We estimate this service would cost US$5/hour.

Online data organization			X

Another service provided would be the organization of files and documents as per our clients’ preferences. For instance, if a picture or document is sent to our online data backup, we would place them in the proper file.

[28]

Due to the nature of our services, we believe that we can offer our services throughout the USA. We intend to focus our initial Marketing campaign in New York City and then extend our Marketing campaign towards the western part of the United States. We have selected this city based on the president’s personal choice and it was not based on any factual information such as: population, average age of residents, average income, etc.

Because our solo officer and director reside in India, the negotiations with American individuals and companies will mainly be dealt via telephone and internet. After we are able to successfully implement our Plan of Operations and start generating enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Joshi will remain as the company’s CEO.

Competition

Online Secretary, Inc. has not started its operations and has no presence in the secretarial services industry thus far. In order to generate revenues, OLS has to be able to successfully implement its plan of operations, which is dependent on the success of this offering.

We believe that our services would be beneficial for a greater number of clients, ranging from the stay-at-home mother, university students and business people. We consider our business model innovative and we have no knowledge of any other service similar to the ones we intend to offer.

Our strategy is to offer a new, effective and cheaper way to have secretarial services, affordable to virtually anybody. Certainly our costs would be much lower than hiring a full time secretary.

[29]

Marketing

Our services are planned to be based from our website, but we also intend to use our website (www.olsecretary.com) as a Marketing tool. We intend to advertise our services and website in magazines, other websites and in the social media.

Our Marketing campaign is planned to start after the successful development of our services and website and after all the tests have been performed. We expect to start and run our initial Marketing campaign around the months 11 and 12 after we have raised enough funds to start implementing our plan of operations.

We have not yet contacted, researched or secured any kind of agreement and/or contract with any magazine or website.

We have not yet contacted or secured any kind of agreement and/or contract with any retailer or supplier.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and our to be developed services in the United States.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the secretarial services industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, OLS has no permanent staff other than its sole officer and director, Mr. Joshi, who is the President and Chairman of the Company. Mr. Joshi is employed elsewhere and has the flexibility to work on OLS up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

[30]

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site.

ENVIRONMENTAL LAWS

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

[31]

ONLINE SECRETARY, INC.
(A Development Stage Company)

CONDENSED FINANCIAL STATEMENTS

March 31, 2013

Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENT OF OPERATIONS

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

CONDENSED STATEMENT OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

[32]

PLS CPA, A PROFESSIONAL CORPORATION

t4725 MERCURY STREET #210 tSAN DIEGO tCALIFORNIA 92111 t

tTELEPHONE (858)722-5953 tFAX (858) 761-0341  tFAX (858) 764-5480

tE-MAIL changgpark@gmail.comt

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Online Secretary, Inc.

We have reviewed the accompanying balance sheets of Online Secretary, Inc.(A Development Stage “Company”) as of March 31, 2013, and the related statements of operations, and cash flows for the three and six months ended March 31, 2013, and for the period from August 31, 2012 (inception) through March 31, 2013. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to its current status are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.

April 23, 2013

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board

[33]

ONLINE SECRETARY, INC.
(A Development Stage Company)

CONDENSED BALANCE SHEETS

	March 31, 2013	September 30, 2012
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$109	$11,500
Prepaid Expenses	4,160	-
TOTAL ASSETS	$4,269	$11,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$75	$-
Loans from related party	1,454	1,454
TOTAL CURRENT LIABILITIES	$1,529	$1,454

STOCKHOLDERS' EQUITY (DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
12,500,000 shares as of March 31, 2013 and September 30, 2012	$12,500	$12,500
Deficit accumulated during the development stage	(9,760)	(2,454)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$2,740	$10,046
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$4,269	$11,500

The accompanying notes are an integral part of these condensed financial statements

[34]

ONLINE SECRETARY, INC.
(A Development Stage Company)

CONDENSED STATEMENT OF OPERATIONS
Unaudited

	Three months	Six months	Cumulative results from inception
	ended	ended	(August 31, 2012) to
	March 31, 2013	March 31, 2013	March 31, 2013
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$865	$966	$3,420
Professional Fees	340	6,340	6,340
Total Expenses	$1,205	$7,306	$9,760

NET LOSS	$(1,205)	$(7,306)	$(9,760)

BASIC AND DILUTED LOSS PER COMMON SHARE	$-	$-	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$12,500,000	12,500,000	-

The accompanying notes are an integral part of these condensed financial statements

[35]

ONLINE SECRETARY, INC.
(A Development Stage Company)

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (August 31, 2012) to March 31, 2013

Unaudited

			Deficit
	Common Stock		accumulated
			during the
	Number of		development
	shares	Amount	stage	Total
Balance at inception - August 31, 2012	-	$-	$-	$-

Founder's shares issued for cash at $0.001
per share on September 24, 2012	12,500,000	$12,500	$-	$12,500

Net loss, for the period			(2,454)	(2,454)
Balance, September 30, 2012	12,500,000	$12,500	$(2,454)	$10,046

Net loss for the period ended			(7,306)	(7,306)
Balance, March 31, 2013	12,500,000	$12,500	$(9,760)	$2,740

The accompanying notes are an integral part of these condensed financial statements

[36]

ONLINE SECRETARY, INC.
(A Development Stage Company)

CONDENSED STATEMENT OF CASH FLOWS
Unaudited

	six months	August 31, 2012
	ended	(inception date) to
	March 31, 2013	March 31, 2013

OPERATING ACTIVITIES
Net loss	$(7,306)	$(9,760)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in Prepaid expenses	(4,160)	(4,160)
Increase (decrease) in accrued expenses	75	75
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(11,391)	$(13,845)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	12,500
Loan from related party	-	1,454
NET CASH PROVIDED BY FINANCING ACTIVITIES	$-	$13,954

NET INCREASE ( DECREASE) IN CASH	$(11,391)	$109

CASH, BEGINNING OF PERIOD	11,500	-

CASH, END OF PERIOD	$109	$109

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed financial statements

[37]

ONLINE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

March 31, 2013

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying condensed financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2013, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s September 30, 2012 audited financial statements.  The results of operations for the periods ended March 31, 2013 and the same period last year are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s condensed financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital surplus of $2,740, and net loss from operations since inception of $9,760.  The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

[38]

NOTE 3 – CAPITAL STOCK

On September 24, 2012 the Company issued 12,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $12,500.

NOTE 4 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through April 23, 2013, the date the financial statements were available to be issued, and has determined that there are no further events to disclose.

[39]

ONLINE SECRETARY, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2012

Audited

BALANCE SHEET

STATEMENTOF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOWS

NOTES TO AUDITED FINANCIAL STATEMENT

[40]

PLS CPA, A PROFESSIONAL CORP.

t4725 MERCURY STREET #210 tSAN DIEGO tCALIFORNIA 92111t

tTELEPHONE (858)722-5953 tFAX (858) 761-0341  tFAX (858) 433-2979

tE-MAIL changgpark@gmail.comt

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Online Secretary, Inc.

We have audited the accompanying balance sheet of Online Secretary, Inc. (A Development Stage “Company”) as of September 30, 2012 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from August 31, 2012 (inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Online Secretary, Inc. as of September 30, 2012, and the result of its operations and its cash flows for the period from August 31, 2012 (inception) to September 30, 2012 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

 PLS CPA, A Professional Corp.

October 30, 2012

San Diego, CA 92111

[41]

ONLINE SECRETARY, INC.

(A Development Stage Company)

BALANCE SHEET
Audited
September 30, 2012

ASSETS

CURRENT ASSETS
Cash	$11,500
TOTAL CURRENT ASSETS	$11,500
TOTAL ASSETS	$11,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Due to Related Party	$1,454
TOTAL CURRENT LIABILITIES	$1,454

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
12,500,000 Shares of common stock at $0.001 per share	$12,500
Deficit accumulated during the development stage	$(2,454)
TOTAL STOCKHOLDER'S EQUITY	$10,046
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$11,500

The accompanying notes are an integral part of these financial statements.

[42]

ONLINE SECRETARY, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(August 31, 2012) to
September 30, 2012
REVENUE

Revenues	$-
Total revenues	-

EXPENSES

Office and general	$2,454
Total expenses	2,454

NET LOSS	$(2,454)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,822,581

The accompanying notes are an integral part of these financial statements.

[43]

ONLINE SECRETARY, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From inception (August 31, 2012) to September 30, 2012
Audited
				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (August 31, 2012)	-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on September 24, 2012	12,500,000	$12,500	$-	$-	$12,500

Net loss, for the period				(2,454)	(2,454)

Balance, September 30, 2012	12,500,000	$12,500	$-	$(2,454)	$10,046

The accompanying notes are an integral part of these financial statements

[44]

ONLINE SECRETARY, INC.

(A Development Stage Company)
STATEMENT OF CASH FLOWS
Audited

Cumulative
results from
August 31, 2012
(inception date) to
September 30, 2012

OPERATING ACTIVITIES
Net loss	$(2,454)
Change in operating assets and Liabilities:
Due to related party	$1,454
NET CASH USED IN OPERATING ACTIVITIES	$(1,000)

FINANCING ACTIVITIES
Proceed from issuance of common stock	$12,500
NET CASH PROVIDED BY FINANCING ACTIVITIES
$12,500

NET INCREASE IN CASH	$11,500

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$11,500

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH FINANCING ACTIVITIES
Cash paid during the period for:
Interest	-
Income taxes	-

The accompanying notes are an integral part of these financial statements.

[45]

ONLINE SECRETARY, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on August 31, 2012 and established a fiscal year end of September 30. It is a development-stage Company that intends to provide online secretarial services through our to-be-developed website. We plan on providing services to our clients such as: booking appointments, scheduling meetings, typing services, phone calls, text messages and or email reminders and confirming appointments. We also intend to provide live-person call service centers for personal and business use. The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities” and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $2,454.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

[46]

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – RELATED PARTY

The Director paid expenses on behalf of the Company for $1,454.  The advance is interest free and payable on demand.

NOTE 5 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 125,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of September 30, 2012, the Company has issued 12,500,000 Founder’s shares. This is the only issuance of shares at this date.

[47]

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of follows:

September 30, 2012
Net operating loss carry forward	2,454
Effective Tax rate	35%
Deferred Tax Assets	859
Less: Valuation Allowance	(859)
Net Deferred Tax Asset	$ 0

The net federal operating loss carry forward will expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7- SUBSEQUENT EVENTS

The Company  has evaluated subsequent events from September  30, 2012 through October 30, 2012 the date the financial statements were available and  issued, and concluded there were no events or transactions occurring during this period other than the statement above that required recognition of disclosure in its financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

OLS believes that the sale of the 25% of the offered shares herein would allow us to keep our reporting status current with the SEC, implement our Plan of Operations and start generating revenues. If we are able to only sell 25% of the shares offered, because of the limited budget, the president would need to perform most of the tasks. The closest the actual sales are, to the 25% sale scenario, the more work from the president would be required and therefore we would be able to hire only some help from professional consultants. The closest the actual sales are to the 100% sale scenario, the more work from professionals would be performed.

[48]

More funds available would allow us to develop a more professional website and consequently offer a more effective service. Even though we believe we may be able to develop our business if we sell only 25% of the shares offered herein, our website and services would not be as attractive to clients and users. This would reflect negatively on our sales and revenue.

After we have raised enough funds to start this plan of operations, we plan on accomplishing the following steps in the following timeframe:

Steps of Plan of Operations	Months
	1	2	3	4	5	6	7	8	9	10	11	12

Equipment and software purchase

Hire third party technicians, web developers
and/or engineers to develop our systems

Tests

Marketing

Office supplies, Stationery, Telephone, Internet

*Estimated time for implementation of our Plan of Operations.

The tables below show our estimated use of funds and descriptions of our plan of operations in the 25%, 50%, 75% and 100% sales scenarios:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 31,250	$ 62,500	$ 93,750	$ 125,000

EXPENSES RELATED TO THIS OFFERING	$ 7,765.00	$ 7,765.00	$ 7,765.00	$ 7,765.00

EXPENSES TO MAINTAIN OUR REPORT STATUSFOR 12 MONTHS AFTER EFFECTIVE DATE	$ 15,900.00	$ 15,900.00	$ 15,900.00	$ 15,900.00

NET PROCEEDS FROM THIS OFFERING	$ 7,585.00	$ 38,835.00	$ 70,085.00	$ 101,335.00

EQUIPMENT AND SOFTWARE PURCHASE	$ 2,275.50	$ 11,650.50	$ 21,025.50	$ 30,400.50

HIRE THIRD PARTY TECHNICIANS, WEB DEVELOPERS AND/OR ENGINEERS TO DEVELOP OUR SYSTEMS	$ 2,654.75	$ 13,592.25	$ 24,529.75	$ 35,467.25

TESTS	$ 606.80	$ 3,106.80	$ 5,606.80	$ 8,106.80

MARKETING	$ 1,905.25	$ 9,708.75	$ 17,521.25	$ 25,333.75

OFFICE SUPPLIES, STATIONERY, TELEPHONE, INTERNET	$ 151.70	$ 776.70	$ 1,401.70	$ 2,026.70

[49]

•

Equipment and software purchase: We plan on purchasing computers, printers, scanners and all the necessary equipment and software to develop our business. We may need to buy used equipment.

The company's president will be responsible for all the purchases and will consider input from the third party developer(s), but would be limited by our available funds.

•

Hire third party technicians, web developers and/or engineers to develop our systems: We plan on searching for, interviewing and hiring the suitable technician, web developer and/or engineer to develop our services. Our web site would also be developed in this stage.

The company's president would be responsible for carefully finding the suitable third party developer(s), according to our budget and would oversee all the steps of development.

•

Tests: After we have developed our systems and services protocol, we plan on testing it with different individuals and different situations. Changes and improvements may be necessary. At the end of this step, our web site should be fully developed.

The company's president would be responsible for finding the suitable people to test our services and would decide if changes and improvements should be necessary. Finding volunteers could be necessary.

•

Marketing: After we have all of our web site and services functional and approved, we plan on starting our Marketing campaign. We intend to advertise in magazines, other websites and in the social media.

The company's president would be responsible for selecting the best options for our Marketing campaign, according to our available funds.

•

Office supplies, Stationery, Telephone, Internet: Funds would be used to cover office supplies, stationary, telephone and internet costs.

Results of Operations

For the period from inception through March 31, 2013, we had no revenue. Expenses for the period totaled $9,760 resulting in a Net loss of $9,760. The majority of expenses are associated with incorporation costs of the Company.

[50]

Capital Resources and Liquidity

As of March 31, 2013 we had $109 in cash, with liabilities of $1,529, costs mostly associated with the filing of this prospectus.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

Our Officer and Director has committed to provide funds (up to $20,000 for the next 12 months) to meet our report obligations.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Joshi has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot raise enough funds to maintain its reporting status with the SEC and to implement its Plan of Operations; it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Joshi is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to

[51]

raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and edgarizer, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Vijay Joshi	54	President, Secretary, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Vijay Joshi

Vijay Joshi is a Chartered Accountant (Fellow Member of institute of Chartered Accountants of India-1983; Bachelors of Science Degree-University of Delhi, India-1979) and seasoned business leader with successful relationship builder over 25 years of global experience in India, Canada and in Gulf.

Mr. Vijay Joshi has been consulting companies in Corporate Finance, Risk Management, Strategic Planning, IPO advising and Financial Structuring, having more than six years direct experience

[52]

in Audit and Risk Management with professional organization like AF Ferguson and Xerox India, trained in Xerox UK in the SPAD for ensuring compliance and assessment of business risk.

Mr. Vijay Joshi has worked for Onicra Credit Rating Company of India from 2010 to March 2012 as Associate Director Finance. He acted as Chief Executive Officer for Gulf Markets International W.L.L- Bahrain Flagship Company of Alfanar Investment Group from 2008 to 2010 and he also worked for SANYO INDIA PRIVATE LIMITED, Bangalore India (100% subsidiary of Sanyo Electric Co. Ltd. Japan) from 2007 to 2008 as Senior Vice President.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Joshi other business interests and his involvement in OLS.

EXECUTIVE COMPENSATION

OLS has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. Because the sole officer is also the sole director, he may set his own compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (August 31, 2012) through March 31, 2013.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vijay Joshi President	2012 / 2013	0	0	0	0	0	0	0	0

We did not pay any salaries in 2012and 2013. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

[53]

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Vijay Joshi	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of OLS has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. OLS may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (August 31, 2012) through March 31, 2013.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vijay Joshi	0	0	0	0	0	0	0

[54]

At this time, OLS has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Vijay Joshi, A-50/15 DLF Phase 1, Grugaon, Haryana, India, 122002	12,500,000	100%	71.4%	78.6%	85.7%	92.9%
	All Officers and Directors as a Group (1 person)	12,500,000	100%	71.4%	78.6%	85.7%	92.9%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Joshi is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

[55]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2012, we issued a total of 12,500,000 shares of common stock to Mr. Joshi, our sole officer and director, for total cash consideration of $12,500. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00
Auditing	$ 4,000.00
EDGAR Services	$ 750.00
Transfer Agent and printing	$ 1,000.00
SEC Registration Fee	$ 15.00
TOTAL*	$ 7,765.00

*All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

[56]

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

OLS is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

September 24, 2012

We have issued 12,500,000 common shares to our sole officer and director for total consideration of $12,500, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

[57]

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation (1)
3(ii)	By-laws (1)
5	Opinion re legality (1)
23(i)	Consent of experts and counsel
23(ii)	Consent of experts and counsel

(1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on December 17, 2012.

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Online Secretary, Inc., dated August 31, 2012.

Exhibit 3(ii)

Bylaws of Online Secretary, Inc. approved and adopted on August 31, 2012.

Exhibit 5

Opinion of Befumo & Schaeffer PLLC dated November 13, 2012, regarding the legality of the securities being registered.

Exhibit 23(i)

Consent of PLS CPA, dated May 09, 2013 , regarding the use in this Registration Statement of their report of the auditors and financial statements of Online Secretary, Inc. for the period ending September 30, 2012.

Exhibit 23(ii)

Consent of PLS CPA, dated May 09, 2013 ,regarding the use in this Registration Statement of their review report of the auditors and financial statements of Online Secretary, Inc. for the period ending March 31, 2013.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

[58]

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the

[59]

question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gurgaon, State of Haryana, India on this  09th day of May, 2013.

Online Secretary, Inc.

By:  ___________/s/ Vijay Joshi

Vijay Joshi

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:  ___________/s/ Vijay Joshi

Vijay Joshi

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

May 09, 2013

[60]